Exhibit  32.4

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, Alicia B. Derrah, the Chief Financial Officer and principal financial officer of Man Investments (USA) Corp., the Managing Member of Man-AHL 130, LLC (“Man-AHL 130”), certify that (i) the Annual Report of Man-AHL 130 on Form 10-K/A for the year ending March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of Man-AHL 130.

Date:   March 19, 2010
/s/ Alicia B. Derrah
     Alicia B. Derrah
     Chief Financial Officer